As filed with the Securities and Exchange Commission on September 14, 2018
 Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________

PALATIN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4078884
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4B Cedar Brook DriveCranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Palatin Technologies, Inc. 2011 Stock Incentive Plan,
As Amended and Restated
(Full title of the plan)

Stephen T. Wills, Chief Financial Officer
4B Cedar Brook Drive
Cranbury, New Jersey  08512
(Name and address of agent for service)

(609) 495-2200
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Faith L. Charles, Esq. Thompson Hine LLP 335 Madison Avenue, 12th Floor New York, NY 10017 (212) 908-3905	Stephen A. Slusher, Esq. Chief Legal Officer 4B Cedar Brook Drive Cranbury, NJ 08512 (609) 495-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of securitiesto be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $.01 per share	10,000,000	$1.075	$10,750,000.00	$1,338.38

NOTES TO FEE TABLE:

(1)
Consists of additional shares of common stock, not previously registered, which may be issued under the 2011 Stock Incentive Plan, as amended on June 26, 2018 (the “Plan”). The maximum number of shares which may be issued under the Plan is subject to adjustment in accordance with anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)
The proposed maximum offering price per share was calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices of the registrant’s common stock reported on the NYSE American exchange on September 11, 2018.

Explanatory Note

This registration statement on Form S-8 registers 10,000,000 additional shares of common stock available for issuance under the 2011 Stock Incentive Plan, as amended on June 26, 2018 (as amended, the “Plan”). Up to 4,488,696 shares of common stock available for issuance under the Plan were previously registered on Form S-8, filed by the Company on May 16, 2011, File No. 333-174257; up to 3,500,000 shares of common stock available for issuance under the Plan were previously registered on Form S-8, filed by the Company on September 30, 2013, File No. 333-191467; up to 3,000,000 shares of common stock available for issuance under the Plan were previously registered on Form S-8, filed by the Company on July 31, 2015, File No. 333-206009; up to 2,500,000 shares of common stock available for issuance under the were previously registered on Form S-8, filed by the Company on November 15, 2016, File No. 333-214618; and up to 10,000,000 shares of common stock available for issuance under the Plan were previously registered on Form S-8, filed by the Company on November 14, 2017, File No. 333-221554. The contents of each of the foregoing Forms S-8 are incorporated by reference in this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and has been omitted from this registration statement in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference. The following documents, which we have filed with the Securities and Exchange Commission (the “SEC”), are incorporated by reference in this registration statement:

●
The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on September 13, 2018;
●
The Company’s Current Report on Form 8-K, filed with the SEC on September 13, 2018; and
●
The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on December 13, 1999, File No. 001-15543, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation for the elimination or limitation of personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with some exceptions. Article V, Section 3 of our amended and restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, no director shall be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or serving at the request of the corporation in similar capacities, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court having jurisdiction shall determine that such person is fairly and reasonably entitled to indemnity.

Article VI of our amended and restated certificate of incorporation and Article IX of our bylaws provide that we shall make the indemnification permitted under the DGCL, as summarized above, but only (unless ordered by a court) upon a determination by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, or by the stockholders, that the indemnified person has met the applicable standard of conduct.

Article VI of our amended and restated certificate of incorporation and Article IX of our bylaws further provide that we may advance expenses for defending actions, suits or proceedings upon such terms and conditions as our board of directors deems appropriate, and that we may purchase insurance on behalf of indemnified persons whether or not we would have the power to indemnify such persons under Section 145 of the DGCL. We have obtained a directors’ and officers’ liability insurance policy which covers, among other things, certain liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits. The following exhibits are filed with this registration statement, or incorporated by reference as noted:

Exhibit Number	Description	Filed Herewith	Form	Filing Date	SEC File No.
4.1	Restated Certificate of Incorporation of Palatin Technologies, Inc., as amended.		10-K	September 27, 2013	001-15543
4.2	Bylaws of Palatin Technologies, Inc.		10-Q	February 8, 2008	001-15543
4.3	2011 Stock Incentive Plan, as amended on June 26, 2018.		8-K	June 27, 2018	001-15543
5.1	Opinion of Thompson Hine LLP.	X
23.1	Consent of Thompson Hine LLP.†	X
23.2	Consent of Independent Registered Public Accounting Firm.	X
24.1	Power of Attorney.††	X

†
Included in Exhibit 5.1.
††
Included in the signature page of this registration statement.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Cranbury, State of New Jersey, on September 14, 2018.

PALATIN TECHNOLOGIES, INC.

By:	/s/ Stephen T. Wills
Stephen T. Wills
Executive Vice President, Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Palatin Technologies, Inc., severally constitute Carl Spana and Stephen T. Wills, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, including post-effective amendments, to file the same, with all exhibits thereto, with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Palatin Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Carl Spana	President, Chief Executive Officer and Director (principal executive	September 14, 2018
Carl Spana	officer)

/s/ Stephen T. Wills	Executive Vice President, Chief Financial Officer and Chief Operating Officer (principal	September 14, 2018
Stephen T. Wills	financial and accounting officer)

/s/ John K.A. Prendergast	Chairman and Director	September 14, 2018
John K.A. Prendergast

/s/ Robert K. deVeer, Jr	Director	September 14, 2018
Robert K. deVeer, Jr.

/s/ J. Stanley Hull	Director	September 14, 2018
J. Stanley Hull

/s/ Alan W. Dunton	Director	September 14, 2018
Alan W. Dunton

/s/ Angela Rossetti	Director	September 14, 2018
Angela Rossetti

/s/ Arlene M. Morris	Director	September 14, 2018
Arlene M. Morris

/s/ Anthony M. Manning	Director	September 14, 2018
Anthony M. Manning

EXHIBIT INDEX

Exhibit Number	Description	Filed Herewith	Form	Filing Date	SEC File No.
4.1	Restated Certificate of Incorporation of Palatin Technologies, Inc., as amended.		10-K	September 27, 2013	001-15543
4.2	Bylaws of Palatin Technologies, Inc.		10-Q	February 8, 2008	001-15543
4.3	2011 Stock Incentive Plan, as amended on June 26, 2018.		8-K	June 27, 2018	001-15543
5.1	Opinion of Thompson Hine LLP.	X
23.1	Consent of Thompson Hine LLP.†	X
23.2	Consent of Independent Registered Public Accounting Firm.	X
24.1	Power of Attorney.††	X

†
Included in Exhibit 5.1.
††
Included in the signature page of this registration statement.